UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2009

MINATURA GOLD
(Exact name of registrant as specified in its charter)

Nevada	001-34070	20-8273426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2514 Via De Pallon Circle Henderson, Nevada	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 755-5830

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On March 27, 2009, the Registrant entered into a letter of intent (the “LOI”) with Camicol, SA (“Camicol”), with respect to the proposed asset acquisition by the Registrant of certain assets of Camicol.

On March 27, 2009, the Registrant entered into a letter of intent (the “LOI”) with Gold Ventures 2008, LLC (“GV”), with respect to the proposed membership purchase of 100% of the membership interest of GV.

On March 27, 2009, the Registrant entered into a letter of intent (the “LOI”) with Minatura Nevada, LLC (“MN”), with respect to the proposed membership purchase of 100% of the membership interests of MN.

The LOI’s will serve as the framework for the definitive agreements.  The parties will use their best efforts to complete the definitive agreements and have the agreements approved by the parties board of directors by May 1, 2009.

The LOI’s reflect the present intentions of the parties and are subject to execution of a definitive agreement.

As of the date hereof, the Registrant has not entered into a definitive and/or binding agreement for the LOI’s mentioned above. When any such agreements are reached the Registrant will file notice of such agreements or facts with the Securities and Exchange Commission on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.2 10.3 10.4
Letter of Intent between Minatura Gold and Camicol, SA, Dated March 27, 2009
Letter of Intent between Minatura Gold and Minatura Nevada, LLC, Dated March 27, 2009
Letter of Intent between Minatura Gold and Gold Ventures 2008, LLC, Dated March 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MINATURA GOLD

By: /s/ Stephen Causey
Stephen Causey, President

Date:  March 31, 2009